Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2024

NEWS RELEASE

Omaha, NE, November 8, 2024 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $7.15 on net income available to common shareholders of $4.3 million for the fiscal year ended September 30, 2024.

“We have seen our strategic plan come to full bloom in fiscal 2024. AMCON has grown its footprint geographically, expanded within our existing footprint, and enhanced our foodservice capability. We are now the third largest Convenience Distributor in the United States measured by territory covered. Our new Springfield, Missouri facility is fully operational and provides the infrastructure necessary to advance our foodservice initiatives. AMCON’s long-standing core operating philosophy is providing a superior level of customer service. Our customer-centric approach has guided us through these challenging times and ensured that AMCON’s customers received a consistent and timely flow of goods and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for operators who want to align with our customer focused approach philosophy and further the legacy of their enterprises.”

The wholesale distribution segment reported revenues of $2.7 billion and operating income of $31.3 million for fiscal 2024 and the retail health food segment reported revenues of $42.5 million and operating income of $0.1 million for fiscal 2024.

“We continue to drive the growth of our foodservice business through our Henry’s Foods (“Henry’s”) subsidiary. Henry’s offers a breadth and depth of proprietary foodservice programs and associated store level merchandising that is unparalleled in the convenience distribution industry. Through Henry’s, we now have the capability to offer turn-key solutions that will enable our customer base to compete head-on with the Quick Service Restaurant industry. We are investing heavily in our foodservice and technology platforms and associated staffing for these strategic focus areas as we deploy these capabilities across our entire organization,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer continued, “In particular, we now have integrated state of the art advertising, design, print and electronic display programs that we believe provide our customers a competitive edge.”

“We continue our relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At September 30, 2024, our shareholders’ equity was $111.7 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “We are investing capital to develop our recently acquired 250,000 square foot distribution facility in Colorado City, Colorado, which will support our customers’ growth initiatives in the Intermountain Region.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with thirteen (13) distribution centers in Colorado, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September	September
	2024	2023
ASSETS
Current assets:
Cash	$672,788	$790,931
Accounts receivable, less allowance for credit losses of $2.3 million at September 2024 and $2.4 million at September 2023	70,653,907	70,878,420
Inventories, net	144,254,843	158,582,816
Income taxes receivable	718,645	1,854,484
Prepaid expenses and other current assets	12,765,088	13,564,056
Total current assets	229,065,271	245,670,707

Property and equipment, net	106,049,061	80,607,451
Operating lease right-of-use assets, net	25,514,731	23,173,287
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,747,234	5,284,935
Other assets	2,952,688	2,914,495
Total assets	$374,107,310	$363,429,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,498,225	$43,099,326
Accrued expenses	15,802,727	14,922,279
Accrued wages, salaries and bonuses	8,989,355	8,886,529
Current operating lease liabilities	7,036,751	6,063,048
Current maturities of long-term debt	5,202,443	1,955,065
Current mandatorily redeemable non-controlling interest	1,703,604	1,703,604
Total current liabilities	93,233,105	76,629,851

Credit facilities	121,272,004	140,437,989
Deferred income tax liability, net	4,374,316	4,917,960
Long-term operating lease liabilities	18,770,001	17,408,758
Long-term debt, less current maturities	16,562,908	11,675,439
Mandatorily redeemable non-controlling interest, less current portion	6,507,896	7,787,227
Other long-term liabilities	1,657,295	402,882

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 630,362 shares outstanding at September 2024 and 608,689 shares outstanding at September 2023	9,648	9,431
Additional paid-in capital	34,439,735	30,585,388
Retained earnings	108,552,565	104,846,438
Treasury stock at cost	(31,272,163)	(31,272,163)
Total shareholders’ equity	111,729,785	104,169,094
Total liabilities and shareholders’ equity	$374,107,310	$363,429,200

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2024	2023
Sales (including excise taxes of $569.5 million and $564.6 million, respectively)	$2,710,981,108	$2,539,994,999
Cost of sales	2,528,626,652	2,369,150,102
Gross profit	182,354,456	170,844,897
Selling, general and administrative expenses	154,878,763	137,301,668
Depreciation and amortization	9,495,179	7,576,646
	164,373,942	144,878,314
Operating income	17,980,514	25,966,583

Other expense (income):
Interest expense	10,413,228	8,550,431
Change in fair value of mandatorily redeemable non-controlling interest	1,040,968	1,307,599
Other (income), net	(936,171)	(1,193,840)
	10,518,025	8,664,190
Income from operations before income taxes	7,462,489	17,302,393
Income tax expense	3,126,000	5,706,000
Net income available to common shareholders	$4,336,489	$11,596,393

Basic earnings per share available to common shareholders	$7.24	$19.85
Diluted earnings per share available to common shareholders	$7.15	$19.46

Basic weighted average shares outstanding	599,020	584,148
Diluted weighted average shares outstanding	606,782	595,850

Dividends paid per common share	$1.00	$5.72

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,903,201	$96,784,353	$92,829,435
Dividends on common stock, $5.72 per share	—	—	—	—	—	(3,534,308)	(3,534,308)
Compensation expense and issuance of stock in connection with equity-based awards	26,263	263	—	—	3,682,187	—	3,682,450
Repurchase of common stock	—	—	(2,363)	(404,876)	—	—	(404,876)
Net income available to common shareholders	—	—	—	—	—	11,596,393	11,596,393
Balance, September 30, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094
Dividends on common stock, $1.00 per share	—	—	—	—	—	(630,362)	(630,362)
Compensation expense and issuance of stock in connection with equity-based awards	21,673	217	—	—	3,854,347	—	3,854,564
Net income available to common shareholders	—	—	—	—	—	4,336,489	4,336,489
Balance, September 30, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September	September
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$4,336,489	$11,596,393
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	8,957,478	7,161,468
Amortization	537,701	415,178
(Gain) loss on sales of property and equipment	(177,467)	(133,659)
Equity-based compensation	2,489,781	2,717,370
Deferred income taxes	(543,644)	2,589,372
Provision for credit losses	(64,705)	(133,924)
Inventory allowance	62,349	(138,820)
Change in fair value of contingent consideration	(124,992)	—
Change in fair value of mandatorily redeemable non-controlling interest	1,040,968	1,307,599
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable	5,900,380	(138,956)
Inventories	29,003,285	(7,728,394)
Prepaid and other current assets	2,227,044	(679,229)
Other assets	(38,193)	(163,340)
Accounts payable	11,397,485	2,213,085
Accrued expenses and accrued wages, salaries and bonuses	1,221,322	1,574,050
Other long-term liabilities	511,231	298,914
Income taxes payable and receivable	1,135,839	(1,034,889)
Net cash flows from (used in) operating activities	67,872,351	19,722,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,429,805)	(11,561,347)
Proceeds from sales of property and equipment	416,546	151,808
Acquisition of Burklund	(15,464,397)	—
Acquisition of Richmond Master	(6,631,039)	—
Acquisition of Henry's	—	(54,865,303)
Net cash flows from (used in) investing activities	(42,108,695)	(66,274,842)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	2,517,192,464	2,512,309,723
Repayments under revolving credit facilities	(2,536,358,449)	(2,463,134,172)
Proceeds from borrowings on long-term debt	—	7,000,000
Principal payments on long-term debt	(3,765,153)	(2,349,065)
Repurchase of common stock	—	(404,876)
Dividends on common stock	(630,362)	(3,534,308)
Redemption and distributions to non-controlling interest	(2,320,299)	(2,975,323)
Net cash flows from (used in) financing activities	(25,881,799)	46,911,979
Net change in cash	(118,143)	359,355
Cash, beginning of period	790,931	431,576
Cash, end of period	$672,788	$790,931

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$9,985,313	$8,311,375
Cash paid during the period for income taxes, net of refunds	2,520,127	4,141,370

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$1,016,948	$1,015,534
Purchase of property financed with promissory note	8,000,000	—
Portion of Burklund acquisition financed with promissory note	3,900,000	—
Portion of Burklund acquisition financed with contingent consideration	1,578,444	—
Issuance of common stock in connection with the vesting of equity-based awards	1,296,372	2,044,805